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                                                                  EXHIBIT 3.1



                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              COMMUNITY FIRST, INC.
                               (THE "CORPORATION")


                                   ARTICLE I.
                                     OFFICES

         The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                  ARTICLE II.
                                  SHAREHOLDERS

         2.1   ANNUAL MEETING.

         An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

         2.2   SPECIAL MEETINGS.

         Unless otherwise required by law or the Corporation's Charter, as amended from time to time (the "Charter"), a special meeting of shareholders shall be held only on the call of the Board of Directors or if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held, including all statements necessary to make any statement of such purpose not incomplete, false, or misleading, and include any other information specified in Schedule 14A, Rule 14a-3, Rule 14a-8, or Rule 14a-11 (or such successor schedules or rules) of the Rules and Regulations of the Securities and Exchange Commission. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

         2.3  PLACE OF MEETINGS.

         The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

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         2.4   NOTICE OF MEETINGS; WAIVER.

             (A) NOTICE. Notice of the date, time, and place of each annual and special shareholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten days nor more than two months before the date of the meeting. Such notice shall comply with the requirements of Article XII of these Bylaws.

             (B) WAIVER. A shareholder may waive any notice required by law, the Charter, or these Bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting:
                  (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.5   RECORD DATE.

         The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, a date not more than seventy days before the meeting or action requiring a determination of shareholders. A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

         2.6   SHAREHOLDERS' LIST.

         After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "Act"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

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         2.7   VOTING OF SHARES.

         Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         2.8   PROXIES.

         A shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment either personally or through an attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         2.9   ACCEPTANCE OF SHAREHOLDER DOCUMENTS.

         If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

             (A) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

             (B) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

             (C) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

             (D) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

             (E) two or more persons are the shareholder as co-tenants or fiduciaries and

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                  the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

         2.10   ACTION WITHOUT MEETING.

         Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

         2.11   PRESIDING OFFICER AND SECRETARY.

         Meetings of the shareholders shall be presided over by the Chairman, or if the Chairman is not present or if the Corporation shall not have a Chairman, by the President, or if neither the Chairman nor the President is present, by a chairman chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary shall act as secretary of every meeting, but if the Secretary is not present, a majority of the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

         2.12   NOTICE OF NOMINATIONS.

         Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. Any such shareholder nomination may be made, however, only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty days in advance of the anniversary date of the proxy statement for the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called other than by written request of a shareholder, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

         In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,


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(i) the name, age, business address, and residence address of such person, (ii)
the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, and
(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         2.13   NOTICE OF NEW BUSINESS.

         At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934, as amended. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty calendar days in advance of the anniversary date of the proxy statement for the previous year's annual meeting. If the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date of the previous year's annual meeting, then, in order to be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not later than one hundred twenty calendar days before the date of such annual meeting or the tenth day following the date on which public announcement of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.


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         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         2.14   CONDUCT OF MEETINGS.

         Meetings of the shareholders generally shall follow accepted rules of parliamentary procedure subject to the following:

                  (a) The presiding officer of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the presiding officer. If, in his or her absolute discretion, the presiding officer deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the presiding officer may quit the chair and announce the adjournment of the meeting, and upon so doing, the meeting will immediately be adjourned.

                  (c) The presiding officer may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (d) The resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

                  (e) Except as the President or Chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.


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                                  ARTICLE III.
                                    DIRECTORS


         3.1    POWERS AND DUTIES.

         All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

         3.2    NUMBER; TERM AND QUALIFICATION.

                  (a) NUMBER. The Board of Directors shall consist of no fewer than three or more than twenty-five members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed or variable-range, may be fixed, changed, or determined from time to time by the Board of Directors.

                  (b) TERM. To the extent authorized by the Charter, the following shall apply: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2005 annual meeting of shareholders, Class III directors shall be elected; at the 2006 annual meeting of shareholders, Class I directors shall be elected; and at the 2007 annual meeting of shareholders, Class II directors shall be elected. At each succeeding annual meeting of shareholders beginning with the annual meeting in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for three year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

                  (c) QUALIFICATION. At least three-fourths (3/4) of the directors shall be citizens of the United States; at least two-thirds (2/3) of the directors shall be residents of Tennessee or reside within twenty-five
                           (25) miles of the main office of the Corporation; and a majority of the directors shall reside within one hundred (100) miles of the main office of the Corporation.

         3.3    MEETINGS; NOTICE.

         The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a


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regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                  (a) REGULAR MEETINGS. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.

                  (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President, or a majority of the directors. Unless the Charter otherwise provides or unless otherwise waived by each director, special meetings must be preceded by at least 5 days notice of the date, time, and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XII of these Bylaws.

                  (c) ADJOURNED MEETINGS. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one month in any one adjournment.

                  (d) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director, and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.4    QUORUM.

         Unless the Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.

         3.5    VOTING.

         If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:


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                  (a)      he or she objects at the beginning of the meeting (or
                           promptly upon his or her arrival) to holding the meeting or transacting business at the meeting;

                  (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         3.6    ACTION WITHOUT MEETING.

         Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each director, indicating the director's vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

         3.7    COMPENSATION.

         Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board or a committee thereof, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

         3.8    RESIGNATION.

         A director may resign at any time by delivering written notice to the Board of Directors or to the Chairman or President. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         3.9    VACANCIES.

         Unless the Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the vacancy is filled by the shareholders, it shall be filled by


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a plurality of the votes cast at a meeting at which a quorum is present. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office.

         3.10   REMOVAL OF DIRECTORS.

                  (a) BY SHAREHOLDERS. The shareholders may remove one (1) or more directors with or without cause unless the Charter provides that directors may be removed only for cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him or her.

                  (b) BY DIRECTORS. If so provided by the Charter, any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors.

                  (c) GENERAL. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of directors.

                                   ARTICLE IV.
                                   COMMITTEES

         Unless the Charter otherwise provides, the Board of Directors may create one or more committees, each consisting of one or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

         The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

         Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum, and voting requirements as are applicable to the Board of Directors and its members.

                                   ARTICLE V.
                                    OFFICERS

         5.1    NUMBER.

         The officers of the Corporation shall be a Chairman, a President, a Secretary and such other officers as may be from time to time appointed by the Board of Directors or by the Chairman with the Board of Directors' approval. One person may simultaneously hold more than one office, except the President may not simultaneously hold the office of Secretary.

         5.2    APPOINTMENT.

         The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his or her successor shall have been appointed, or until his or her death, resignation, or removal.

         5.3    RESIGNATION AND REMOVAL.

         An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

         5.4    VACANCIES.

         Any vacancy in an office for any reason may be filled for the unexpired portion of the term by the Board of Directors.

         5.5    DUTIES.

                  (a) CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                  (b) PRESIDENT. The President of the Corporation shall be the chief executive officer of the Corporation and shall have general supervision over the active management of the business of the Corporation.

                  (c) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall assist the Chairman and President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

                  (d) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose. He or she shall also perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by each of them. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                  (e) OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

                  (f) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

                                   ARTICLE VI
                                    INDEMNITY

         6.1.   PARTIES TO PROCEEDINGS.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), provided that the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act and the Charter, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation prior to such amendment), and applicable federal law and regulation, against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer, or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an "undertaking").

         6.2.   CLAIMS.

         If a claim under Section 6.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and (ii) any suit brought by the Corporation to recover an advancement of expenses upon a final adjudication, it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Act or applicable federal law and regulation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, the indemnitee has met the applicable standard of conduct set forth in the or applicable federal law and regulation, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

         6.3.   NON-EXCLUSIVITY OF RIGHTS.

         The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, agreement, vote of shareholders, disinterested directors or otherwise.

         6.4.   OTHER INDEMNIFICATION.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         6.5.   INSURANCE.

         The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Board of Directors as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI, the Act or applicable federal law and regulation.

         6.6.   REGULATORY MATTERS.

         Notwithstanding anything contained in these Bylaws to the contrary, the Corporation shall indemnify permitted indemnitees if all of the following conditions are met:

                  (a) the Board of Directors determines in writing that the indemnitee acted in good faith and in the best interest of the Corporation;

                  (b) the Board of Directors determines that the payment will not materially affect the safety and soundness of the Corporation;

                  (c) the payment does not fall within a prohibited indemnification payment under state or federal law or regulation; and

                  (d) the indemnitee agrees in writing to reimburse the Corporation, to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

                                  ARTICLE VII.
                                 SHARES OF STOCK

         7.1    SHARES WITH OR WITHOUT CERTIFICATES.

         The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

                  (a) SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face:
                           (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

                           If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

                           Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by any two officers of the Corporation. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

                  (b) SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 7.1(a) of these Bylaws and any other information required by the Act.

         7.2    SUBSCRIPTIONS FOR SHARES.

         Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

         7.3    TRANSFERS.

         Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof,
(ii) his or her legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his or her attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         7.4    LOST, DESTROYED, OR STOLEN CERTIFICATES.

         No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction, or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

                                  ARTICLE VIII.
                                CORPORATE ACTIONS

         8.1    CONTRACTS.

         Unless otherwise required by the Board of Directors, the Chairman, the President, or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer, or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         8.2    LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President, or the Board of Directors. Such authority may be general or confined to specific instances.

         8.3    CHECKS, DRAFTS, ETC.

         Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange, and other negotiable instruments of the Corporation shall be signed by either the Chairman, the President, a Vice President or such other officer, assistant officer, or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

         8.4    DEPOSITS.

         All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

         8.5    VOTING SECURITIES HELD BY THE CORPORATION.

         Unless otherwise required by the Board of Directors, the Chairman or President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         8.6    DIVIDENDS.

         The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, which in no event will be less than ten days prior to the date of such payment.

                                   ARTICLE IX.
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                   ARTICLE X.
                                 CORPORATE SEAL

         The Corporation shall not have a corporate seal.

                                   ARTICLE XI.
                               AMENDMENT OF BYLAWS

         These Bylaws may be altered, amended, repealed, or restated, and new Bylaws may be adopted, at any meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, or by the affirmative vote of three-fourths (3/4) of the members of the Board of Directors who are present at any regular or special meeting.

                                  ARTICLE XII.
                                     NOTICE

         Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Charter or these Bylaws. Notice may be communicated in person, by telephone, telegraph, teletype, e-mail or other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

         Written notice to shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered, or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.